AMERICAN FUNDS INSURANCE SERIES

Redesignation of Existing Series

of Shares of Beneficial Interest Without Par Value

(the “Instrument”)

The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 6.10 and 9.3 of the Trust’s Declaration of Trust dated September 13, 1983, as amended (the “Declaration of Trust”), hereby redesignate Blue Chip Income and Growth Fund series of shares of beneficial interest as Washington Mutual Investors Fund; Bond Fund series of shares of beneficial interest as The Bond Fund of America; High-Income Bond Fund series of shares of beneficial interest as American High-Income Trust; Global Growth and Income Fund series of shares of beneficial interest as Capital World Growth and Income Fund; U.S. Government/AAA-Rated Securities Fund series of shares of beneficial interest as U.S. Government Securities Fund; and Managed Risk Blue Chip Income and Growth Fund series of shares of beneficial interest as Managed Risk Washington Mutual Investors Fund (without making any other changes with respect to voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust). Further, the Trustees of the Trust hereby authorize the officers of the Trust, on behalf of the Trust and in its name, to file this Instrument with the Secretary of the Commonwealth of Massachusetts at a time deemed appropriate by Capital Research and Management Company.

The aforementioned action taken by the Board of Trustees of the Trust shall serve as an amendment to the Declaration of Trust without the vote or consent of shareholders of the Trust.

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing shall be effective as of the date set forth below.

/s/ William H. Baribault

William H. Baribault, as Trustee

/s/ James G. Ellis

James G. Ellis, as Trustee

/s/ Nariman Farvardin

Nariman Farvardin, as Trustee

/s/ Michael C. Gitlin

Michael C. Gitlin, as Trustee

/s/ Mary Davis Holt

Mary Davis Holt, as Trustee

/s/ R. Clark Hooper

R. Clark Hooper, as Trustee

/s/ Merit E. Janow

Merit E. Janow, as Trustee

/s/ Donald D. O’Neal

Donald D. O’Neal, as Trustee

/s/ Margaret Spellings

Margaret Spellings, as Trustee

/s/ Alexandra Trower

Alexandra Trower, as Trustee

/s/ Paul S. Williams

Paul S. Williams, as Trustee

Dated: December 8, 2020